As filed with the Securities and Exchange Commission on December 23, 2003
                                          Registration No. 333-_________________
--------------------------------------------------------------------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               COLOR IMAGING, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                  13-3453420
             --------                                  ----------
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

   4350 Peachtree Industrial Blvd., Suite 100, Norcross, GA          30071
       (Address of Principal Executive Offices)                   (Zip Code)

                  COLOR IMAGING, INC. 2003 STOCK INCENTIVE PLAN
                          ---------------------------
                            (Full title of the plan)

                           Morris E. Van Asperen, CFO
                        4350 Peachtree Industrial Blvd.,
                                    Suite 100
                               Norcross, GA 30071
                          ---------------------------
                     (Name and address of agent for service)

                                 (770) 840-1090
                          ---------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Robert F. Dow, Esq.
                            Arnall Golden Gregory LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450
                                 (404) 873-8706

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
                                                                                           Proposed
                                                                      Proposed             Maximum              Amount of
           Title of securities                Amount to be        maximum offering        Aggregate           registration
           to be registered(1)                 Registered        price per share(2)     offering price           fee(2)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock $0.01 par value                 530,000 Shares            $0.70               $371,000                $30
-------------------------------------------------------------------------------------------------------------------------------
Common Stock $0.01 par value                 970,000 Shares            $2.08              $2,017,600              $164
-------------------------------------------------------------------------------------------------------------------------------
Total                                      1,500,000 Shares                                                       $194
-------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Color Imaging, Inc., 2003 Stock Incentive Plan (the "Plan").

(2) Calculated pursuant to Rules 457(c) and 457(h), (i) based on the weighted average exercise price of $2.08 as to 970,000 options issued and (ii) based upon the average of the high and low prices reported for the Common Stock on December 22, 2003 as quoted on the NASDAQ OTC Bulletin Board, for the 530,000 shares subject to options issuable but not yet granted under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following  documents are  incorporated by reference in the Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2002.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

     (c) The Registrant's Current Reports on Form 8-K filed on January 24, March 7, April 12, and April 22, 2003.

     (d) The description of the Registrant's Common Stock, as such description is set forth in the Registrant's final prospectus filed on January 24, 2003 pursuant to Section 424(b) of the Securities Act of 1933 (File No. 333-76090), including any amendment or report filed for the purpose of updating such description.

     (e) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a corporation generally to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, in a similar position with another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. With respect to actions or suits by or in the right of the corporation, however, an indemnitee who acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation is generally limited to attorneys' fees and other expenses, and no indemnification shall be made if such person is adjudged liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that indemnification is appropriate. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote of directors who were not parties to such action, suit or proceeding or (iii) independent counsel, that indemnification of the indemnitee is proper because such has met the applicable standard of conduct.
Section 145 provides that indemnification under its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     Our Certificate of Incorporation provides that we will indemnify, to the fullest extent permitted by law, any person or such person's heirs, executors and administrators who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of our company, or is or was serving at the our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, domestic or foreign, against expenses, attorneys' fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     The Certificate of Incorporation also provides that none of our directors will be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such a director as a director other than for: (i) any breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the General Corporation Law of Delaware, or (iv) any transaction from which such director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.         Exhibit
-----------         -------

3.1                 Certificate of  Incorporation,  incorporated by reference to
                    Exhibit 3.1 to the Registration statement on Form SB-2 filed July 15, 2002

3.2 Bylaws, incorporated by reference to the Registrant's Form 10-QSB for the quarter ended March 31, 2002

5*                  Opinion of Arnall Golden Gregory LLP regarding legality

23.1*               Consent of Arnall  Golden  Gregory LLP  (included as part of
                    Exhibit 5 hereto)

23.2*               Consent of Lazar Levine & Felix LLP

24.1* Power of Attorney (included as part of the signature page hereto)

------------------
* Filed herewith.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided,  however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on December 23, 2003.

                             COLOR IMAGING, INC.


                             By: /s/ Jui-Kung Wang
                                ------------------------------------------------
                                 Jui-Kung Wang, Chief Executive Officer


                                POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Sueling Wang, Ph.D. and Morris E. Van Asperen, or either of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

            SIGNATURE                                TITLE                                          DATE
------------------------------------    ---------------------------------------    ---------------------------------------

/s/  Jui-Kung Wang                      Chief Executive Officer (Principal                   December 23, 2003
------------------------------------    Executive  Officer)  Chairman  of  the
    Jui-Kung Wang                       Board and Director



/s/ Sueling Wang, Ph.D.                 President,  Vice-Chairman of the Board               December 23, 2003
------------------------------------    and Director
    Sueling Wang, Ph.D.


/s/ Morris E. Van Asperen              Executive Vice President, Chief                       December 23, 2003
------------------------------------   Financial Officer (Principal
    Morris E. Van Asperen              Financial and Accounting Officer),
                                       Secretary and Director

/s/ Yi-Jen Wang                        Assistant Vice President and Director                 December 23, 2003
------------------------------------
    Yi-Jen Wang


/s/ Jui-Chi Wang                       Director                                              December 23, 2003
------------------------------------
   Jui-Chi Wang


/s/ Jui-Hung Wang                      Director                                              December 23, 2003
------------------------------------
   Jui-Hung Wang


/s/ Richard S. Eiswirth                Director                                              December 23, 2003
------------------------------------
   Richard S. Eiswirth


                                  EXHIBIT INDEX


Exhibit No.         Exhibit
-----------         -------

3.1                 Certificate of  Incorporation,  incorporated by reference to
                    Exhibit 3.1 to the Registration statement on Form SB-2 filed July 15, 2002

3.2 Bylaws, incorporated by reference to the Registrant's Form 10-QSB for the quarter ended March 31, 2002

5*                  Opinion of Arnall Golden Gregory LLP regarding legality

23.1*               Consent of Arnall  Golden  Gregory LLP  (included as part of
                    Exhibit 5 hereto)

23.2*               Consent of Lazar Levine & Felix LLP

24.1* Power of Attorney (included as part of the signature page hereto)


------------------
* Filed herewith.




1686589